UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) October 6, 2006

                                  NELNET, INC.
             (Exact name of registrant as specified in its charter)

          Nebraska                 001-31924                  84-0748903
          --------                 ---------                  ----------
(State of other jurisdiction      (Commission               (IRS Employer
     of incorporation)            File Number)             Identification No.)


121 South 13th Street, Suite 201, Lincoln, Nebraska               68508
------------------------------------------------------------    ---------
        (Address of principal executive offices)                (ZipCode)

Registrant's telephone number, including area code (402) 458-2303
                                                   --------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 8.01  OTHER EVENTS.

        On October 6, 2006, Nelnet, Inc. (the "Company") received a letter from the Department of Education (the "Department") related to the previously disclosed audit report issued on September 29, 2006 by the Department's Office of Inspector General (the "OIG") regarding the Company's portfolio of student loans receiving 9.5% special allowance payments. The Department's letter indicated that, until the issues raised in the OIG audit report are resolved, the Department will pay future regular special allowance payments on the underlying loans at the generally applicable statutory rate, and not the 9.5% special allowance rate. The letter also stated that if resolution of the audit upholds the propriety of Nelnet's billings for special allowance payments at the 9.5% minimum rate, the Department will pay the withheld amounts.

        The Company estimates that the special allowance payments to be withheld will be approximately $10 million for the quarter ended September 30, 2006.

        The Company disagrees with the OIG's audit report, and continues to believe that the Company has billed for the 9.5% special allowance payments in accordance with applicable laws, regulations and the Department's previous guidance. The Company intends to seek a satisfactory resolution of this matter with the Department, and examine other remedies if a satisfactory resolution cannot be reached with the Department. However, the Company cannot predict the final outcome of any subsequent review by the Department or of any administrative or other legal proceedings following any further action by the Department. If the Company is ultimately required to return deemed overpayments in connection with the 9.5% special allowance payment program, is no longer eligible to receive 9.5% special allowance payments, and/or incurs significant other costs, expenses or loss of revenues associated with an adverse final outcome of this matter, it may have a material adverse effect on the Company's financial condition and results of operations.

        The Company issued a press release on October 6, 2006 announcing it received the letter from the Department. A copy of the press release is attached to this report as Exhibit 99.1 and is hereby incorporated by reference into this
Item 8.01.

        Information contained or incorporated in this report, other than historical information, may be considered forward looking in nature and is subject to various risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or expected. Among the key factors that may have a direct bearing on Nelnet's operating results, performance, or financial condition expressed or implied by the forward-looking statements are the pending nature of the resolution of the audit and the issues related thereto discussed in this report, changes in terms of student loans and the educational credit marketplace, changes in the demand for educational financing or in financing preferences of educational institutions, students and their families, or changes in the general interest rate environment and in the securitization markets for education loans.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

        (d) Exhibits. The following exhibit is filed as part of this report:

      Exhibit
         No.                           Description
     -----------   ------------------------------------------------------------

        99.1 Press release by Nelnet, Inc. dated October 6, 2006 - "Nelnet receives letter from Department of Education"


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        NELNET, INC.


Date:  October 6, 2006                  By:   /s/ TERRY J. HEIMES
                                            ------------------------------------
                                                Terry J. Heimes
                                                Chief Financial Officer



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                                  EXHIBIT INDEX

      Exhibit
         No.                           Description
     -----------   ------------------------------------------------------------

        99.1 Press release by Nelnet, Inc. dated October 6, 2006 - "Nelnet receives letter from Department of Education"